               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            ---------
                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of The
                 Securities Exchange Act of 1934



             Date of Report (Date of earliest event
                    reported):  April 18, 1995
                              -----------------


                         SHONEY'S, INC.
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     (Exact name of registrant as specified in its charter)


        Tennessee            0-4377               62-0799798
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     (State or other      (Commission        (I.R.S. Employer
     jurisdiction of        File No.)        Identification No.)
     incorporation)



           1727 Elm Hill Pike, Nashville, TN   37210
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     (Address of principal executive offices) (Zip Code)



            Registrant's telephone number, including
                    area code (615) 391-5201
                              --------------



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ITEM 5. OTHER EVENTS.


       On March 7, 1988, the Board of Directors of Shoney's, Inc., a Tennessee corporation (the "Company"), declared a dividend of one right (a "Right") for each four outstanding shares of common stock, par value $1.00 per share ("Common Stock"), of the Company held of record at the close of business on March 15, 1988 (the "Record Time"), or issued thereafter and prior to the Distribution Date (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Distribution Date. The Rights were issued pursuant to a Rights Agreement, dated as of March 7, 1988 (the "Rights Agreement"), between the Company and Citizens and Southern Trust Company (Georgia), National Association, as Rights Agent. On March 1, 1989, the Rights Agreement was amended to adjust the Purchase Price (as hereinafter defined) as a result of a plan of recapitalization and on March 15, 1993, the Rights Agreement was further amended to increase the Purchase Price and to formalize the appointment of the successor Rights Agent, Harris Trust and Savings Bank (the "Rights Agent").

       On May 25, 1994, the Company and the Rights Agent amended and restated the Rights Agreement in its entirety (the "Restated Rights Agreement"). The Restated Rights Agreement was amended pursuant to Amendment No. 1 dated as of April 18, 1995 ("Amendment No. 1") to provide, subject to certain conditions, a procedure to consider the possible redemption of the Rights in the event the Company receives a "Qualified Offer" (as that term is defined in Amendment No. 1). The terms of Amendment No. 1 to the Restated Rights Agreement are summarized herein.

       In the event the Company shall receive a Qualified Offer (as hereinafter defined), the Board of Directors of the Company shall either (i) within 60 days of receipt of the Qualified Offer either redeem the Rights or approve an alternative transaction which the Board of Directors of the Company has determined to be financially superior for the holders of shares of Common Stock other than the Person making the Qualified Offer and its Affiliates or (ii) call a special meeting of shareholders at which the shareholders shall vote on whether to redeem the Rights, which the Board of Directors of the Company shall do if a majority of the outstanding Shares not Beneficially Owned by the person making the Qualified Offer votes affirmatively to request the Board to redeem the Rights. A "Qualified Offer" is a tender offer made (i) in accordance with applicable law, (ii) for all outstanding Shares at the same price per Share, (iii) for cash on a fully-financed basis or for non-cash consideration consisting solely of New York Stock Exchange listed securities offered on a basis that will afford holders of Shares tax-deferred treatment, (iv) not subject to financing, funding or due diligence conditions and (v) as to which a nationally recognized investment


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banking firm selected by the Company has not opined is inadequate.

       Amendment No. 1 to the Restated Rights Agreement is attached hereto as an exhibit and is incorporated herein by reference. The Restated Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is filed as Exhibit 4 to the Company's Current Report on Form 8-K dated May 25, 1994 and filed with the Commission on June 8, 1994 and also is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Restated Rights Agreement (and such exhibit thereto) and Amendment No. 1.

       For a further description of this event, reference is made to Amendment No. 1 to the Restated Rights Agreement, a copy of which is attached as Exhibit 4 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       The following are filed as exhibits to this Current Report on Form 8-K:

       Exhibit No.  Description
     -----------    -----------

        (4)         Amendment No. 1 to the Restated Rights
                    Agreement.


                            SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of May, 1995.


                                       SHONEY'S, INC.



                                 By:  /s/ F.E. McDaniel, Jr.
                                     ------------------------------
                                       F.E. McDaniel, Jr.
                                   Secretary and Treasurer
















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